The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Corporation Announces Executive Leadership Transition,
Expands Board to 14, Appoints Two New Directors

Cincinnati, January 26, 2024 – Cincinnati Financial Corporation (Nasdaq: CINF) announced that as of the May 4, 2024, Annual Meeting of Shareholders, President Stephen M. Spray will assume the title of chief executive officer of the company and all U.S. subsidiaries, completing the executive leadership transition that began when Mr. Spray was named president of the company in 2022. Steven J. Johnston will remain as executive chairman of the company and its U.S. subsidiaries. He’ll continue to lead the board and support Mr. Spray by maintaining effective relationships with insurance agencies, investors, shareholders and other industry and business organizations. Johnston will also work with Spray and the board to establish long-range strategies.

“Steve is the ideal candidate to lead the company forward,” commented Steve Johnston, chairman and chief executive officer. “He’s a thoughtful, strategic and proven leader with a deep understanding of how to maintain our industry-leading profitability and growth and of the value of the relationships we enjoy with our agents. Steve has an energy and enthusiasm for our business that is contagious. I’m confident in his abilities to bring innovative ideas together with the hallmarks of Cincinnati Insurance to produce value for shareholders far into the future.”

“I’m honored by the trust Steve and the entire board have in me,” added Steve Spray, president. “I also want to thank Steve for his leadership, his coaching and his mentorship as I’ve prepared for this new role. I look forward to continuing to work with him as he continues to lead the board.”

The company also announced that the board of directors at today’s meeting added two new director seats, appointing Peter Wu as an independent director and Steve Spray as a nonindependent director. Additionally, Mr. Wu was appointed to the audit committee and Mr. Spray to the executive committee of the board, effective immediately. With these appointments, 10 of the company’s 14 directors meet the Nasdaq listing requirements for independence.

Wu, age 62, has more than 30 years of insurance industry knowledge and broad consulting experience. Since 2022, Wu has worked with Boston Consulting Group advising on the areas of insurance analytics, data science and artificial intelligence with a focus on emerging technologies and their impact on the insurance industry. From 1995 to 2020, Mr. Wu was a managing director and the chief actuarial and analytics leader for Deloitte Consulting LLP, where he co-founded and managed a team that pioneered the development and implementation of cutting-edge analytics and data science solutions for insurers.

A member of the founding committee for the Certified Specialists in Predictive Analytics program of the Casualty Actuarial Society Institute, Wu is a frequent speaker at actuarial and insurance conferences and has authored more than 20 articles on actuarial science. Additional professional credentials include Fellow of the Casualty Actuarial Society, Associate of the Society of Actuaries and Member of the American Academy of Actuaries.

Spray, age 57, serves as president of Cincinnati Financial Corporation and its U.S.-based subsidiaries. In this role he holds executive oversight of property casualty sales and marketing, admitted and nonadmitted commercial and personal lines underwriting, human resources, corporate communications and life insurance sales and underwriting.

Spray joined Cincinnati in 1991 and has held various positions with the company, each increasing in scope and responsibilities. He was instrumental in the formation of The Cincinnati Specialty Underwriters Insurance Company in 2007. From 2011 to 2016, he was responsible for sales and marketing, including management of field underwriters and independent agency relationships. Spray led the company’s commercial lines operations from 2016 until 2019 and served as chief insurance officer of the property casualty subsidiaries from 2019 until 2022.

Spray serves on the board of directors for The Cincinnati Insurance Company and its four subsidiaries: The Cincinnati Indemnity Company, The Cincinnati Casualty Company, The Cincinnati Specialty Underwriters Insurance Company and
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The Cincinnati Life Insurance Company; and Cincinnati Financial subsidiaries CFC Investment Company and CSU Producer Resources Inc.

Wu and Spray will stand for reelection at the company’s Annual Meeting of Shareholders taking place on May 4 along with current directors: Thomas J. Aaron, Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, Steven J. Johnston, Jill P. Meyer, David P. Osborn, Gretchen W. Schar, Charles O. Schiff, Douglas S. Skidmore, John F. Steele, Jr., and Larry R. Webb.

Johnston noted, “Our shareholders benefit from our highly engaged board of directors who bring their wide range of experiences and skills. Peter’s experience in data analytics and artificial intelligence will support our ongoing efforts to harness the power of these new technologies, while Steve’s deep understanding of our business model and the agency relationships that differentiate us will enhance board discussions.”

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address: Street Address:
P.O. Box 145496 6200 South Gilmore Road
Cincinnati, Ohio 45250-5496 Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2022 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
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•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine, war in the Middle East and recent disruptions in the banking and financial services industry, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
◦Downgrades of our financial strength ratings
◦Concerns that doing business with us is too difficult
◦Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
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◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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